EXHIBIT 99.2

INTRODUCTION TO UNAUDITED PRO FORMA
FINANCIAL STATEMENTS

The Unaudited Pro Forma Consolidated Balance Sheet combines the historical consolidated balance sheet of Viper Powersports Inc. (Viper) as of March 31, 2012 and the historical balance sheet of Precision Metal Fab Racing (PMFR) as of March 31, 2012, giving effect to the acquisition as if it had occurred January 1, 2012.  The Unaudited Pro Forma Statement of Operations for year ended December 31, 2011 combines the historical statement of operations of Viper and PMFR for the year ended December 31, 2011 as if the merger had occurred on January 1, 2011.  No pro forma effects have been given to any operational or other synergies that may be realized from the acquisitions.

The unaudited pro forma financial information is based on the estimates and assumptions described in the notes to the unaudited pro forma consolidated financial statements.  The unaudited pro forma financial information has been prepared using the purchase method of accounting in which the total cost of the PMFR acquisition are allocated to the tangible and intangible assets acquired based on their estimated fair values at the date of the acquisition.  This allocation has been done on a preliminary basis and is subject to change pending final determination of fair values for the acquired assets and assumed liabilities and a final analysis of the total purchase price paid, including direct costs of the acquisition. The adjustments included in the unaudited pro forma consolidated financial information represent the preliminary determination of such adjustments based upon currently available information.  Accordingly, the actual fair value of the assets acquired and the related adjustments may differ from those reflected in this filing.  Viper expects to finalize the purchase price allocations within one year of the date of the PMFR acquisition.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that might have been achieved had the transaction occurred as of an earlier date, and they are not necessarily indicative of future operating results or financial position.  These pro forma amounts do not, therefore, project Viper’s financial position or results of operations for any future date or period.  The accompanying unaudited pro forma financial information should be read in conjunction with the historical financial statements and the related notes thereto of Viper,  which are included in its Annual Report on Form 10-K, as well as other financial information included elsewhere in this filing.

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. VIPER POWERSPORTS INC.

UNAUDITED PRO FORMA BALANCE SHEET

MARCH 31, 2012

	Viper Powersports Inc.	Precision Metal Fab Racing	Pro Forma Adjustments		Viper Powersports Inc. Pro Forma
	(Historical)	(Historical)
ASSETS
Current Assets:
Cash and cash equivalents	$9,281	$95,840	$1,484,160	A,B	$1,589,281
Accounts receivable	6,553	7,610	(7,610)	B	6,553
Inventory and supplies	476,709	149,380	65,620	B	691,709
Prepaid and other current assets	74,043	0	0		74,043
Total current assets	566,586	252,830	1,542,170		2,361,586
Property and Equipment, net	483,294	44,435	255,565	B	783,294
Long-Term Assets:
Intangible assets	0	0	85,000	B	85,000
Other	13,400	0	2,617,415	A	2,630,815
Total long-term assets	13,400	0	2,702,415		2,715,815
Total Assets	$1,063,280	$297,265	$4,500,150		$5,860,695

liabilities and Stockholders’ equity (Deficit)
Current Liabilities:
Accounts payable	$209,744	$2,654	$(2,654)	B	$209,744
Accrued liabilities	167,946	121	(121)	B	167,946
Notes payable, short-term net of discount	225,000	0	(200,000)	A	25,000
Notes payable – related party, net of discount	454,933	0	(80,000)	A	374,933
Current portion of long-term liabilities	100,000	0	0		100,000
Total current liabilities	1,157,623	2,775	(282,775)		877,623
Long-Term Liabilities:
Note payable	170,000	0	2,500,000	A	2,670,000
Total Liabilities	1,327,623	2,775	2,217,225		3,547,623

Stockholders’ quity(deficit)
Preferred stock, $0.001 par value, 20,000,000 authorized,366,668 issued and outstanding	367	0	0		367
Common stock, $0.001 par value, 100,000,000 shares authorized 33,368,174 shares issued and outstanding	33,683	0	9,694	A	43,377
Additional paid-in capital	41,261,113	0	2,607,721	A	43,868,834
Accumulated earnings(deficit)	(41,559,506)	294,490	(334,490)	B	(41,599,506)
Total Stockholders’ Equity(deficit)	(264,343)	294,490	2,282,925		2,313,072

Total Liabilities and Stockholders’ Equity	$1,063,280	$297,265	$4,500,150		$5,860,695

See accompanying notes to these unaudited pro forma financial statements.

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VIPER POWERSPORTS INC

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2011

	Viper Powersports Inc	Precision Metal Fab Racing	Pro Forma Adjustments		Viper Powersports Inc. Pro forma
	(Historical)	(Historical)

Revenue	$165,209	$667,098	$0		$832,307
Cost of Revenue	165,538	569,580	0		735,118
Gross Profit	(329)	97,518	0		97,189
Operating Expense:
Research and development costs	69,585	0	0		69,585
Selling, general and administrative	3,136,316	72,030	(40,000)	B	3,248,346
Loss on impairment and charge-off of assets and inventory	75,802	0	0		75,802
Income (Loss) from Operations	(3,282,032)	25,488	(40,000)		(3,296,544)

Other Income (Expense):
Interest expense	(59,444)	0	0		(59,444)
Financing costs related to debt discount	(83,304)	0	0		(83,304)
Accretion of debt discount	(227,419)	0	0		(227,419)
Beneficial conversion features	(183,566)	0	0		(183,566)
Other income	2,905	0	0		2,905
Total other income (expense)	550,828)	0	0		(1,108)
Net Income (Loss)	(3,832,860)	25,488	(40,000)	B	(3,847,372)
Deemed dividend of preferred stock	(338,508)	0	0		(338,508)
Net Income (Loss) attributed to common sharesholders	$(4,171,368)	$25,488	$(40,000)		$(4,185,880)
Net Income (Loss) per Common Share from Continuing Operations:
Basic and diluted	$(0.19)	$0.00	$0.00		$(0.12)
Diluted	$(0.19)	$0.00	$0.00		$(0.12)
Weighted Average Common Shares Outstanding:
Basic and diluted	20,493,779	–	9,694,128		30,187,907

See accompanying notes to these unaudited pro forma financial statements.

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UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2012

	Viper Powersports Inc	Precision Metal Fab Racing	Pro Forma Adjustments		Viper Powersports Inc. Pro forma
	(Historical)	(Historical)

Revenue	$74,172	$195,978	$0		$270,150
Cost of Revenue	83,412	138,650	0		222,062
Gross Profit	(9,240)	57,328	0		48,088
Operating Expense:
Research and development costs	30,247	0	0		30,247
Selling, general and administrative	605,875	14,613	40,000	B	660,488
Income (Loss) from Operations	(645,362)	42,715	(40,000)		(642,647)
Other Income (Expense):
Interest expense	(101,426)	0	0		(101,426)
Accretion of debt discount	(80,488)	0	0		(80,488)
Other income	30,356	0	0		30,356
Total other income (expense)	(151,558)	0	0		(151,558)
Net Income (Loss) attributed to common sharesholders	$(796,920)	$42,715	$(40,000)		$(794,205)
Net Income (Loss) per Common Share from Continuing Operations:
Basic and diluted	$(0.03)	$0.00	$(0.00)		$(0.02)
Diluted	$(0.03)	$0.00	$(0.00)		$(0.02)
Weighted Average Common Shares Outstanding:
Basic and diluted	30,765,090	–	9,694,128		40,459,218

See accompanying notes to these unaudited pro forma financial statements.

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1.	Basis of Presentation:

On April 24, Viper Powersports Inc (VIPER) entered into definitive purchase and sale agreement to acquire assets and some of the business lines of Precision Metal Fab Racing (PMFR). The PMFR purchase price is approximately $640,000, to be paid with cash. The effective date is the same as the purchase date with no final purchase price adjustments to be calculated.

The Unaudited Pro Forma Balance Sheet combines the historical consolidated balance sheets of Viper and PMFR as of March 31, 2012, giving effect to the acquisition as if it had occurred January 1, 2011.  The Unaudited Pro Forma Statement of Operations for the year ended December 31, 2011 combines the historical consolidated statements of operations of Viper and PMFR for the year ended December 31, 2011, as if the merger had occurred on January 1, 2011.  No pro forma effects have been given to any operational or other synergies that may be realized from the acquisitions.

The unaudited pro forma financial information is based on the estimates and assumptions described in the notes to the unaudited pro forma financial statements.  The unaudited pro forma financial information has been prepared using the purchase method of accounting in which the total cost of the PMR acquisition are allocated to the tangible and intangible assets acquired based on their estimated fair values at the date of the acquisition.  This allocation has been done on a preliminary basis and is subject to change pending final determination of fair values for the acquired assets and a final analysis of the total purchase price paid, including direct costs of the acquisition. The adjustments included in the unaudited pro forma financial information represent the preliminary determination of such adjustments based upon currently available information.  Accordingly, the actual fair value of the assets acquired and the related adjustments may differ from those reflected in this statement.  Viper expects to finalize the purchase price allocations within one year of the date of the PMFR acquisition.

2.	Pro Forma Adjustments to the Balance Sheet and Statement of Operations:

A	To account for new Loan and Security Agreement; $2,500,000 initial loan advance on the agreement. The proceeds of the loan are to be used to pay existing debt of $280,000, purchase PMFR and other future operating costs. Included in the agreement is the issuance of 9,694,128 unregistered shares as a fee for the transaction (at $0.27 per share), of which the value of $2,617,415 is reflected as deferred financing costs.

B	To record the assets purchased for cash, for the acquisition of PMFR:

Purchase price	$640,000

Less fair value of assets acquired:
Inventories	215,000
Property and equipment	300,000
Identifiable intangible (customer list)	85,000
Finder’s fee expense	40,000
Total	$640,000

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Total change in cash is reflected as such;
Borrowing under new Loan agreement:	$2,500,000
Payment for acquisition of PMFR:	(640,000)
Payoff of existing debt	(280,000)
Cash not acquired from PMFR:	(95,840)
Net increase in cash	$1,484,160

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